UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  March 24, 1998

                       COMMONWEALTH BIOTECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)

               Virginia                               001-13467                             56-1641133
   (State or Other Jurisdiction of            (Commission File Number)           (IRS Employer Identification No.)
            Incorporation)

          911 East Leigh Street, Suite G-19, Richmond, Virginia    23219
                    (Address of Principal Executive Offices)     (Zip Code)


Registrant's telephone number, including area code:  (804) 648-3820



                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)




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Item 5.  Other Events.

         On March 24, 1998, the Virginia Small Business Financing Authority issued $4,000,000 in tax exempt industrial revenue bonds for the benefit of the Company, the proceeds from the sale of which, together with other available funds, will be used to acquire, construct and equip a 30,000 square foot facility in Chesterfield, Virginia.


Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of Businesses Acquired.

                           Not applicable.

         (b)      Pro Forma Financial Information.

                           Not applicable.

         (c)      Exhibits.

                  4.5. Indenture of Trust, dated as of March 15, 1998, between the Virginia Small Business Financing Authority and Crestar Bank relating to the issuance of industrial revenue bonds for the benefit of the Company.

                  10.16 Loan Agreement, dated as of March 15, 1998, between the Virginia Small Business Financing Authority and the Company relating to the issuance of industrial revenue bond for the benefit of the Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            COMMONWEALTH BIOTECHNOLOGIES, INC.



                                            By:     /s/ Robert B. Harris, Ph.D.
                                            -----------------------------------
                                                     Robert B. Harris, Ph.D.
                                                            President






April 6, 1998

                                  EXHIBIT INDEX


Number            Description of Exhibit

4.5. Indenture of Trust, dated as of March 15, 1998, between the Virginia Small Business Financing Authority and Crestar Bank relating to the issuance of industrial revenue bonds for the benefit of the Company.

10.16 Loan Agreement, dated as of March 15, 1998, between the Virginia Small Business Financing Authority and the Company relating to the issuance of industrial revenue bond for the benefit of the Company.